Exhibit 99.1

Faraday Future Expects Ability to Finance Future Growth with Reverse Stock Split and the Registration Statements on Form S-3

●	The Company plans to deliver an FF 91 2.0 Futurist Alliance to its owner and FF’s Developer Co-Creation Officer, well-known real estate agent and Emmy Award nominee Jason Oppenheim in early September, around the same time as the premier of Selling the OC, Season 2, in which Jason is featured in.

Los Angeles, CA (August 28, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced it expects to finance future growth with its previously announced reverse stock split and the filing of Registration Statements on Form S-3. Once effective, the Registration Statements, together with the reverse stock split, are expected to help the Company satisfy certain closing conditions for previously announced financing commitments and secure new rounds of financing. These actions mark a significant step in a comprehensive plan to attract additional investors which will support the continued production ramp of the Ultimate AI TechLuxury FF 91 2.0 Futurist Alliance along with the expansion of its sales and service network.

On Friday, August 25th, the Company announced a reverse stock split of the issued and outstanding shares of the Company’s common stock, at a ratio of 1-for-80. Commencing at the open of market today, the Company’s common stock began trading on a split-adjusted basis. The authorized shares of Company’s common stock were also reduced from 1,765,000,000 to 154,437,500 shares following the reverse stock split.

The Company believes that the reverse stock split together with the Registration Statements, when effective, will provide investors with long-term value. The Company believes that this development will also significantly increase our attractiveness to institutional and strategic investors. The Company recently announced the Developer Co-Creation festival with the first FF 91 2.0 Futurist Alliance delivery and signed the second group of Developer Co-Creation Officers at Pebble Beach, California, during Monterey Car week.

The Company plans to deliver the FF 91 2.0 Futurist Alliance to its owner and FF’s Developer Co-Creation Officer Jason Oppenheim soon. As previously disclosed, Mr. Oppenheim is the Owner of the Oppenheim Group, a well-known luxury real estate agency. He has been the featured star for a combined six seasons of the Netflix series, Selling Sunset and Selling the OC.

Selling the OC, Season 2 is set to premiere in early September 2023. The trailer of Selling the OC Season 2 can be found here: https://youtu.be/iHihGCrreTU?si=niRhWwkLZlnqEcRX

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website

(English):  https://www.ff.com/us/preorder/or (Chinese):  https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s ability to obtain and maintain effective registration statements, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the market performance generally of the Company’s common stock; the Company’s ability to satisfy the conditions precedent and close on the various financings described in this press release and elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com